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THIS NOTE HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED
(THE "ACT"), OR ANY APPLICABLE STATE SECURITIES LAWS, AND MAY NOT BE TRANSFERRED IN VIOLATION OF THE ACT OR SUCH LAWS, THE RULES AND REGULATIONS UNDER THE ACT, OR THE PROVISIONS OF THIS NOTE.

                            SENIOR SUBORDINATED NOTE

$4,325,000                                                    New York, New York
                                                                  March 22, 2001

            FOR VALUE RECEIVED, the undersigned, THERMOVIEW INDUSTRIES, INC., a Delaware corporation ("Company"), hereby unconditionally PROMISES TO PAY to the order of GE CAPITAL EQUITY INVESTMENTS, INC., a Delaware corporation ("Purchaser"), at the office of Purchaser, at 120 Long Ridge Road, Stamford, Connecticut 06927, or at such other place as the holder of this Senior Subordinated Note (this "Note") may designate from time to time in writing, in lawful money of the United States of America and in immediately available funds, the principal amount of FOUR MILLION THREE HUNDRED TWENTY-FIVE THOUSAND DOLLARS ($4,325,000), together with interest on the unpaid principal amount of this Note outstanding from time to time from the date hereof, at the rate provided in the Securities Purchase Agreement (as hereinafter defined).

            This Note is issued pursuant to that certain Securities Purchase Agreement dated as of July 8, 1999 between Company and Purchaser (as amended from time to time, the "Securities Purchase Agreement"), to which reference is hereby made for a statement of all of the terms and conditions under which the loan evidenced hereby is made. All capitalized terms, unless otherwise defined herein, shall have the meanings ascribed to them in the Securities Purchase Agreement.

            The principal amount of the indebtedness evidenced hereby shall be payable in the amounts and on the dates specified in the Securities Purchase Agreement and, if not sooner paid in full, on April 30, 2004. Interest thereon shall be paid until such principal amount is paid in full at such interest rates and at such times as are specified in the Securities Purchase Agreement.

            If any payment on this Note becomes due and payable on a day other than a Business Day, the maturity thereof shall be extended to the next succeeding Business Day and, with respect to payments of principal, interest thereon shall be payable at the then applicable rate during such extension.

            Upon and after the occurrence of an Event of Default, this Note may, as provided in the Securities Purchase Agreement, and without demand, notice or legal process of any kind, be declared, and immediately shall become, due and payable. This Note is entitled to the benefits provided in the Security Agreement and the Pledge Agreement and is subject to the subordination provisions contained in the Securities Purchase Agreement.

            Demand, presentment, protest and notice of nonpayment and protest are hereby waived by Company.

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            This Note has been executed, delivered and accepted in New York, New
York and shall be interpreted, governed by and construed in accordance with, the laws of the State of New York.

                                    THERMOVIEW INDUSTRIES, INC.


                                    By:________________________________
                                       Name:
                                       Title: